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EXHIBIT 23.2

        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69787) of Arden Group, Inc. and its subsidiary of our report dated March 14, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 21, 2002

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  EXHIBIT 23.2